UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. __)

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ZAYO GROUP HOLDINGS, INC.

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ZAYO GROUP HOLDINGS, INC.

1805 29th Street, Suite 2050

Boulder, CO 80301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 8, 2016

September 29, 2016

Dear Stockholders:

Notice is hereby given that the 2016 Annual Meeting of Stockholders of Zayo Group Holdings, Inc. will be held virtually via live webcast on Tuesday, November 8, 2016, at 7:30 a.m. (Mountain Time). The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/zayo2016, where you will be able to listen to the meeting live, submit questions and vote online. To participate in the Annual Meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials.

At the Annual Meeting, you will be asked to consider and act upon the following matters:

1.	Election of the two directors named in the proxy statement;

2.	Ratification of KPMG LLP as our independent registered public accounting firm;

3.	Advisory vote approving executive compensation; and

4.	Transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on September 14, 2016 are entitled to notice of, and to vote at, the virtual meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at our headquarters in Boulder, Colorado and such list will be made available during our virtual meeting at www.virtualshareholdermeeting.com/zayo2016.

Your vote is important. Voting over the Internet or by telephone, written proxy or voting instruction card will ensure your representation at the Annual Meeting regardless of whether you attend the virtual meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Wendy Cassity

Vice President, General Counsel & Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, WE ENCOURAGE YOU TO VOTE PROMPTLY. A PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT. IF YOU ATTEND THE VIRTUAL ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE VIA THE VIRTUAL MEETING WEBSITE.

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ZAYO GROUP HOLDINGS, INC.

1805 29th Street, Suite 2050

Boulder, CO 80301

PROXY STATEMENT

General

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Zayo Group Holdings, Inc. (“Zayo” or the “Company”) for the Annual Meeting of Stockholders of the Company to be held virtually on Tuesday, November 8, 2016, at 7:30 a.m. (Mountain Time), and any adjournment or postponement thereof (the “Annual Meeting”). The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/zayo2016, where you will be able to listen to the meeting live, submit questions and vote online.

In this document, the words “Zayo,” the “Company,” “we,” “our,” “ours,” and “us” refer only to Zayo Group Holdings, Inc. and not any other person or entity.

We are taking advantage of Securities and Exchange Commission (“SEC”) rules that allow us to deliver proxy materials to our stockholders on the Internet. Under these rules, we are sending our stockholders a one-page notice regarding the Internet availability of proxy materials instead of a full printed set of proxy materials. Our stockholders will not receive printed copies of the proxy materials unless specifically requested. Instead, the one-page notice that our stockholders receive will tell them how to access and review on the Internet all of the important information contained in the proxy materials. This notice also tells our stockholders how to submit their proxy card on the Internet and how to request to receive a printed copy of our proxy materials. We expect to provide notice and electronic delivery of this proxy statement to such stockholders on or about September 29, 2016.

Purpose of the Meeting

The matters to be considered at the Annual Meeting are:

1.	the election of the two directors named in this proxy statement;

2.	the ratification of KPMG LLP as our independent registered public accounting firm;

3.	an advisory vote approving executive compensation; and

4.	the transaction of such other business as may properly come before the meeting or any adjournment thereof.

Voting and Quorum, Abstentions and Broker Non-Votes

Only holders of record (the “Stockholders”) of our common stock (the “Common Stock”) as of the close of business on September 14, 2016 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. At September 14, 2016 there were 242,652,168 shares of Common Stock outstanding. You may vote all shares owned by you as of the Record Date, including (i) shares held directly by you in your name as the Stockholder of record, and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee.

Stockholder of Record. If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you are entitled to vote in any one of the following ways:

1.        Virtual Meeting Website. Stockholders who choose to attend the virtual Annual Meeting can vote via the virtual meeting website by visiting www.virtualshareholdermeeting.com/zayo2016. You will need the 16-digit control number included on your notice of Internet availability of proxy materials in order to participate in the virtual Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com. Even if you plan to participate in the Annual Meeting online, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to participate in the Annual Meeting.

2.        By Internet. Stockholders can vote on the Internet by following the instructions provided in the one-page notice regarding the Internet availability of proxy materials.

3.        By Mail. Stockholders can vote by mail after requesting a paper copy of the proxy materials, including a proxy card, by following the instructions provided in the one-page notice regarding the Internet availability of proxy materials.

4.        By Telephone. Stockholders can vote over the telephone using the toll-free telephone number obtained by accessing the website set forth in the instructions provided in the one-page notice regarding the Internet availability of proxy materials.

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Beneficial Owner. If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the virtual Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

Each share of Common Stock is entitled to one vote on all matters on which Stockholders may vote. There is no cumulative voting in the election of directors. The presence, in person or by proxy, of a majority of the voting power of the Common Stock outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly executed and returned proxy will be treated as present at the Annual Meeting for purposes of determining the presence of a quorum without regard to whether the proxy is marked as casting a vote for or against, or withholding authority or abstaining with respect to a particular matter.

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. Abstentions occur when shares present at the Annual Meeting are marked “abstain.” A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the virtual Annual Meeting. All of the proposals presented at the Annual Meeting, other than the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2017 (“Fiscal 2017”), are non-routine matters. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

Required Votes

Directors will be elected by a plurality of the votes cast. This means that the nominees with the most votes will be elected. Votes may be cast for or withheld from a nominee, but a withheld vote or a broker non-vote will not affect the outcome of the election of directors at the Annual Meeting.

The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal is required for approval of the ratification of our selection of KPMG LLP as our independent registered public accounting firm for Fiscal 2017. Because they represent votes present and entitled to vote that are not cast in favor of a proposal, abstentions have the same effect as votes “against” this proposal. Because the ratification of our independent registered public accounting firm is considered a “routine” matter, brokers will be entitled to vote on the proposal at their discretion. Therefore, broker non-votes will have the same effect as a vote against the proposal.

The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the advisory vote on executive compensation. Because they represent votes present and entitled to vote that are not cast in favor of a proposal, abstentions have the same effect as votes “against” the say-on pay proposal. Broker non-votes, however, will not be considered as entitled to vote on this proposal, and therefore, will have no effect on the outcome of this proposal.

Revocation and Voting of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to the voting thereof by (i) delivering to the Corporate Secretary of the Company a revocation of proxy, (ii) executing a new proxy bearing a later date, or (iii) attending and voting at the virtual Annual Meeting. Attendance at the virtual Annual Meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

All valid, unrevoked proxies will be voted as directed. If a proxy card is properly executed and returned and no voting specification is indicated, the shares will be voted:

●	FOR the election of the two nominees named in this proxy statement for director of the Company;

●	FOR ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for Fiscal 2017; and

●	FOR the non-binding advisory resolution to approve the compensation paid to our named executive officers for our fiscal year ended June 30, 2016 (“Fiscal 2016”).

With respect to such other matters as may properly come before the Annual Meeting, votes will be cast in the discretion of the appointed proxies.

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Proxy Solicitation

We are making this proxy solicitation both through the mail and Internet, although proxies may be solicited by personal interview, telephone, facsimile, letter, e-mail or otherwise. Certain of our directors, officers and other employees, without additional compensation, may participate in the solicitation of proxies. We will pay the cost of this solicitation, including the reasonable charges and expenses of brokerage firms and others who forward solicitation materials to beneficial owners of the Common Stock.

Attending the Virtual Annual Meeting

Stockholders as of the Record Date are invited to attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/zayo2016. To participate in the Annual Meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials. The Annual Meeting will begin promptly at 7:30 a.m. (Mountain Time). Online check-in will begin at 7:25 a.m., (Mountain Time), and you should allow sufficient time for the online check-in procedures.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

PROPOSAL 1. Election of Directors

It is proposed to elect the two directors nominated in this proxy statement to serve until the annual meeting of stockholders in 2019, and until successors shall have been duly elected and qualified. Proxies cannot be voted for more than two persons. Unless otherwise specified in the accompanying proxy, the shares voted by proxy will be voted FOR the election of the persons listed for a term expiring in 2019.

Each of the nominees listed below has agreed to serve as a director of the company if elected. The company knows of no reason why the nominees would not be available for election or, if elected, would not be able to serve. If any of the nominees are unable to serve or for good cause will not serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee designated by the Board to fill the vacancy.

Nominees for Director with Term Expiring at the Annual Meeting of Stockholders in 2019

Name	Age[1]	Position
Rick Connor	67	Director, Audit Committee Chairman
Cathy Morris	57	Director Nominee

The following persons shall continue to serve as directors for the terms indicated:

Directors with Terms Expiring at the Annual Meeting of Stockholders in 2017

Name	Age[1]	Position
Phil Canfield	48	Director, Nominating & Governance Committee Chairman
Linda Rottenberg	48	Director, Compensation Committee and Audit Committee Member

Directors with Terms Expiring at the Annual Meeting of Stockholders in 2018

Name	Age[1]	Position
Dan Caruso	53	Chief Executive Officer, Chairman of the Board
Don Gips	56	Director, Compensation Committee and Nominating & Governance Committee Member
Nina Richardson	57	Director, Audit Committee Member

(1)	Age as of September 14, 2016.

Michael Choe will continue to serve as a director until his current term expires at the Annual Meeting. Assuming her election as a director, committee assignments for Ms. Morris are to be determined. Below you can find information, including biographical information, about our current directors, nominees for director, and directors whose terms continue after the Annual Meeting, as well as a discussion of the specific experiences, qualifications, attributes and skills considered by the Board in concluding that such individuals should serve as directors.

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Philip Canfield has served as a Director since July 2012 and is the Chairman of the Nominating & Governance Committee. Mr. Canfield is a Managing Director of private equity firm GTCR LLC and currently co-heads GTCR’s Technology, Media and Telecommunications investment team. Mr. Canfield joined GTCR in 1992 and became a Principal in 1997. From 1990 to 1992, Mr. Canfield worked in the Corporate Finance Department at Kidder, Peabody and Company. Mr. Canfield currently serves on several private company boards. He holds an M.B.A. from the University of Chicago and a B.B.A. in finance with High Honors from the Honors Business Program at the University of Texas. Mr. Canfield was appointed Director as a result of his extensive experience in corporate finance and in the telecommunications industry.

Dan Caruso, one of Zayo’s cofounders, has served as Chief Executive Officer and Director since Zayo’s inception in 2007 and is the Chairman of the Board. Between 2004 and 2006, Mr. Caruso was President and CEO of ICG Communications, Inc. (“ICG”). In 2004, he led a buyout of ICG and took it private. In 2006, ICG was sold to Level 3 Communications, Inc. (“Level 3”). Prior to ICG, Mr. Caruso was one of the founding executives of Level 3, and served as their Group Vice President from 1997 through 2003 where he was responsible for Level 3’s engineering, construction, and operations organization and most of its lines of business and marketing functions at different times. Prior to Level 3, Mr. Caruso was a member of the MFS Communications Company, Inc. (“MFS Communications”) senior management team. He began his career at Illinois Bell Telephone Company, a former subsidiary of Ameritech Corporation. He holds an MBA from the University of Chicago and a B.S. in Mechanical Engineering from the University of Illinois. Mr. Caruso brings to the Board extensive leadership experience and, as our cofounder, significant knowledge of the Company’s business, strategy and industry.

Michael Choe has served as a Director since March 2009 and is the Chairman of the Compensation Committee. Mr. Choe is currently a Managing Director and President at Charlesbank Capital Partners LLC, a private equity firm where he is responsible for executing and monitoring investments in companies. He joined Harvard Private Capital Group, the predecessor to Charlesbank, in 1997, and was appointed as Managing Director in 2006. Prior to that he was with McKinsey & Company, where he focused on corporate strategy work in energy, health care and media. Mr. Choe graduated from Harvard University with a B.A. in Biology. Mr. Choe currently serves on several private company boards. Mr. Choe was appointed Director as a result of his extensive experience with mergers and acquisitions of middle-market companies.

Rick Connor has served as a Director since June 2010 and is the Chairman of the Audit Committee. Mr. Connor is currently retired. Prior to his retirement in 2009, he was an audit partner with KPMG LLP where he served clients in the telecommunications, media and energy industries for 38 years. From 1996 to 2008, he served as the Managing Partner of KPMG’s Denver office. Mr. Connor earned his B.S. degree in accounting from the University of Colorado. Mr. Connor is a member of the Board and Chairman of the Audit Committee of Antero Resources Corporation, an independent oil and natural gas corporation and Antero Resources Midstream Management LLC, the general partner of Antero Midstream Partners LP, a master limited partnership formed by Antero Resources Corporation. Mr. Connor is also a member of the Board and Chairman of the Audit Committee of Centerra Gold, Inc., a Toronto based gold mining company listed on the Toronto Stock Exchange. Mr. Connor was appointed Director and the Chairman of the Audit Committee as a result of his extensive technical accounting and auditing background, knowledge of SEC filing requirements and experience with telecommunications clients.

Don Gips has served as a Director since July 2013. Mr. Gips served as the United States Ambassador to South Africa from July 2009 until January 2013 and is currently a Partner at the Albright Stonebridge Group, a global strategy firm. He also serves as a Senior Advisor to the Blackstone Group and serves on the Boards of Omnispace, Nextnav and Black Rhino. He is also the chairman of the U.S. Chamber of Commerce’s U.S.-South Africa Business Council. Mr. Gips served as assistant to President Obama on the Presidential Transition Team and then served in the White House, where he ran the office of Presidential Personnel. Mr. Gips previously served in the White House during the Clinton administration, working as Chief Domestic Policy Advisor to Vice President Al Gore. From 1998-2008, Mr. Gips was Group Vice President of Global Corporate Development for Level 3 Communications. Mr. Gips also served as Chief of the International Bureau at the Federal Communications Commission where he was responsible for WTO negotiations and spectrum policy. Before entering government, he was a management consultant to Fortune 500 companies at McKinsey & Company. Mr. Gips received an MBA from the Yale School of Management where he was recently honored as a Donaldson Fellow and received his undergraduate degree from Harvard University. Mr. Gips was appointed Director as a result of his extensive experience in the telecommunications industry.

Cathy Morris has been nominated to become a director. Ms. Morris currently serves as senior vice president and chief strategy officer for Arrow Electronics, Inc. (“Arrow”), a publicly-traded global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Ms. Morris leads strategic initiatives for Arrow, including global merger and acquisition activity. Ms. Morris has worked at Arrow for over 20 years in progressively senior roles including president of Arrow’s enterprise computing solutions segment, vice president of North American support services operations, vice president of finance and support services for the enterprise computing solutions business, and vice president of corporate development. Morris came to Arrow through its acquisition of Anthem Electronics, where she was vice president of finance and corporate controller. Prior to joining Arrow, Morris held various financial leadership roles in the banking and manufacturing industries. From 2014 to 2015 she served as a member of the Board and chair of the audit committee for GrafTech International Holdings Inc., a manufacturing company listed on the New York Stock Exchange. She received her bachelor’s degree in finance from Colorado State University and completed Harvard Business School’s General Management Program. Ms. Morris was nominated as a director as a result of her extensive strategic, leadership, operational and financial experience in the technology area.

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Nina Richardson has served as a Director since 2015. Ms. Richardson is currently a Managing Director of Three Rivers Energy, an energy services company she co-founded in 2004. From February 2013 through February 2015, she also served as the Chief Operating Officer at GoPro. Previously, Ms. Richardson was an independent operations and management consultant for a diverse group of companies including Tesla Motors, Solaria and TouchTunes Interactive Networks. She has also held a variety of executive positions at Flextronics, including vice president and general manager. Ms. Richardson is also a board member for Silicon Graphics, a global provider of silicon, software and solutions services; SGI, a global leader in high-performance solutions for computing, data analytics and data management; and We Care Solar, a nonprofit organization providing solar-powered systems for maternity care. She holds a B.S. in Industrial Engineering from Purdue University and an Executive MBA from Pepperdine University. Ms. Richardson was appointed as a director as a result of her extensive operational and leadership experience in the technology area.

Linda Rottenberg has served as a Director since May 2014. Ms. Rottenberg is co-founder and chief executive officer of Endeavor Global, Inc., a global entrepreneurship movement founded in 1997. Ms. Rottenberg also leads Endeavor Catalyst LP Funds I and II, rules-based funds that invest in Endeavor Entrepreneurs. In addition to her responsibilities at Endeavor, Ms. Rottenberg is a member of the Council on Foreign Relations and Young Presidents Organization (YPO) and serves on the entrepreneurship steering committee of the World Economic Forum. Ms. Rottenberg earned a law degree at Yale Law School and a bachelor’s degree from Harvard University. Ms. Rottenberg was appointed Director as a result of her extensive experience in entrepreneurship, innovation, business development and leadership.

Recommendation of the Board

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR NAMED ABOVE.

PROPOSAL 2. Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed KPMG LLP as our independent registered public accounting firm for Fiscal 2017. Services provided to the Company by KPMG LLP in Fiscal 2016 and the fiscal year ended June 30, 2015 (“Fiscal 2015”) are described below.

The Company is asking its stockholders to ratify the selection of KPMG LLP as its independent registered public accounting firm. Although ratification is not required by the Company’s bylaws or otherwise, the Board is submitting the selection of KPMG LLP to its stockholders for ratification as a matter of good corporate practice.

A representative of KPMG LLP will be present at the virtual Annual Meeting and will have an opportunity to make a statement and/or to respond to appropriate questions from our stockholders.

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Audit Fees

In connection with the audit of the Fiscal 2016 consolidated financial statements, the Company entered into an engagement agreement with KPMG LLP, which set forth the terms by which KMPG LLP agreed to perform audit services for the Company.

Set forth below is information relating to the aggregate fees paid to KPMG LLP for professional services rendered for Fiscal 2016 and Fiscal 2015, respectively.

	Fiscal 2016	Fiscal 2015
	(in millions)
(1) Audit fees	$2.7	$2.4
(2) Audit-related fees	$0.2	—
(3) Tax fees	$0.4	$0.6
(4) All other fees	—	—

For the purposes of the preceding table, the professional fees are classified as follows:

●	Audit fees — These are the aggregate fees billed for the fiscal years shown for professional services performed by KPMG LLP for the audit of the Company’s consolidated financial statements for that year, comfort letters, consents and reviews of interim/quarterly financial information.

●	Audit-related fees — These are fees billed for assurance and related services and foreign statutory audits that are traditionally performed by our independent certified public accounting firm.

●	Tax fees — These are fees billed for all professional services by professional staff of our independent registered public accounting firm’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice. Tax compliance involves preparation of original and amended tax returns, refund claims and tax payment services. Tax planning and tax advice encompass a diverse range of subjects, including assistance with tax audits and appeals; tax advice related to mergers, acquisitions and dispositions; and requests for rulings or technical advice from taxing authorities.

It is the policy of the Audit Committee, as set forth in the Audit Committee Charter, to pre-approve, consistent with the requirements of the federal securities laws, all auditing services and permissible non-audit services provided to the Company by its independent registered public accounting firm. The Audit Committee has established policies and procedures for the pre-approval of audit, audit related, tax and permissible other services to be provided to the Company by its independent registered public accounting firm. The Audit Committee has delegated to the chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent registered public accounting firm and associated fees up to a maximum of $100,000 per engagement, per additional category of services or in excess of pre-approved budgeted levels for the specified service, provided that the chair shall report any decisions to pre-approve services and fees to the full Audit Committee at its next regular meeting. The Company provides quarterly reporting to the Audit Committee regarding services performed by and fees paid to its independent registered public accounting firm. Audit fees for Fiscal 2016 and Fiscal 2015 included $0.1 million and $0.5 million, respectively, for services related to SEC filings, including comfort letters and consents. All fees listed in the table above were pre-approved by the Audit Committee.

Recommendation of the Board

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2017.

In the event that the Company’s stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and its stockholders.

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PROPOSAL 3. ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

In accordance with The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing our stockholders with the opportunity to make a non-binding, advisory resolution to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with rules promulgated by the SEC.

The Company asks that you indicate your support for our executive compensation policies and practices as described in “Compensation Discussion and Analysis,” and the accompanying tables and related disclosures in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers, and the policies and practices described in this proxy statement. Your vote is advisory and so will not be binding on the Compensation Committee or the Board. However, the Board will review the voting results and take them into consideration when structuring future executive compensation arrangements. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the annual meeting and entitled to vote on the proposal will be required for approval.

We believe that the experience, abilities and commitment of our named executive officers are unique in the industry and recognize the need to fairly compensate and retain a senior management team that has produced excellent operating results over the past several years. Accordingly, the Compensation Committee makes compensation decisions for our executive officers after consideration of the following primary objectives:

●	to have aggregate compensation levels that map to top quartile levels relative to those companies with which we compete for employees in order to obtain top quartile talent;

●	to have a mix of current (cash) compensation and long-term compensation (equity), which is weighted towards long-term compensation in order to align interests of employees with those of investors; and

●	to focus on performance reflected in equity compensation that is tied to our equity value growth.

Further, we do not believe that our executive compensation program encourages our management to take excessive risks.

The Board encourages you to carefully review the information regarding our executive compensation program contained in this Proxy Statement, including the Compensation Discussion and Analysis beginning on page 14, which provides detailed information on the compensation of our named executive officers.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING RESOLUTION:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative discussion.”

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CORPORATE GOVERNANCE

Board Composition

Our Board of Directors consists of seven directors. Election of our directors is governed by our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and Amended and Restated Bylaws (“Bylaws”). In accordance with the Stockholders Agreement between the Company, on the one hand, and each stockholder listed on the signature pages thereto, on the other hand (the “Stockholders Agreement”), investment funds affiliated with GTCR LLC (“GTCR”) have the right to nominate one independent director for consideration by the Nominating and Governance Committee when the current term of their designee, Mr. Canfield, expires. If the Nominating and Governance Committee determines in good faith that a designee is not a suitable candidate then it may reject the designee, and GTCR shall have the right to nominate an alternative individual for consideration, such process to continue until a suitable candidate is designated. GTCR shall retain these board nomination rights until its ownership of Company shares falls below 50% of the amount it owned immediately prior to the Company’s initial public offering. Investment funds associated with Charlesbank Capital Partners (“Charlesbank”) previously had the right to nominate one independent director pursuant to the terms of the Stockholders Agreement; during Fiscal 2016, Charlesbank’s ownership of Company shares fell below 50% of the amount it owned immediately prior to the Company’s initial public offering, and as a consequence, it no longer has such board nomination rights.

Classified Board

Our Certificate of Incorporation and Bylaws provide for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. Our directors are divided among the three classes as follows:

●	Class II directors are Mr. Choe and Mr. Connor, whose terms will expire at the Annual Meeting;

●	Class III directors are Mr. Canfield and Ms. Rottenberg, whose initial terms will expire at the annual meeting of stockholders to be held in 2017.

●	Class I directors are Mr. Caruso, Mr. Gips and Ms. Richardson, whose terms will expire at the annual meeting of stockholders to be held in 2018.

Mr. Choe will cease serving as a director when his term expires at the Annual Meeting. If elected at the Annual Meeting, Ms. Morris will be classified as a Class II director.

Directors for a particular class are elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. As a result, only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his successor, or his earlier death, resignation or removal.

Director Independence

In September 2016, our Board undertook a review of the independence of our directors and director nominee and considered whether any director or director nominee had a material relationship with us that could compromise that person’s ability to exercise independent judgment in carrying out his or her responsibilities. Our Board affirmatively determined that each of Mr. Canfield, Mr. Choe, Mr. Connor, Mr. Gips, Ms. Morris, Ms. Richardson and Ms. Rottenberg is independent under the rules of the NYSE.

There are no family relationships among any of our directors, director nominee or executive officers.

Committees of the Board

Our Board has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities. The composition, duties and responsibilities of our committees are as set forth below. Each of these committees has a written charter approved by our Board. Copies of these committee charters as well as our corporate governance guidelines are available, without charge, upon request in writing to Zayo Group Holdings, Inc., 1805 29th Street, Suite 2050, Boulder, CO 80301, Attn: Corporate Secretary, or by clicking on “Corporate Governance” in the Investors section of our website, www.zayo.com.

Audit Committee

Our Audit Committee has the following responsibilities, among other things, as set forth in its written charter:

●	reviewing relevant financial reports, disclosures within those reports, accounting policies and practices, and the processes used to produce such reports;

●	appointing, reviewing, compensating, retaining and overseeing our independent registered public accounting firm;

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●	approving in advance any audit and permissible non-audit services to be provided by our independent registered public accounting firm;

●	establishing and reviewing policies for our hiring of employees or former employees of the independent registered public accounting firm to ensure compliance with SEC regulations and NYSE requirements;

●	reviewing and discussing with the Independent Auditor the matters required to be discussed by Auditing Standard No. 16, as adopted by the PCAOB and amended from time to time;

●	overseeing our internal audit function;

●	monitoring our accounting policies and practices; financial and accounting controls; and compliance with legal, regulatory and policy requirements;

●	preparing the audit committee report required to be included in our annual proxy statement;

●	reviewing and approving any related party transactions in accordance with our related party transactions policy, as in effect from time to time; and

●	periodically reviewing and discussing with management the Company’s policies with regard to risk assessment and risk management, identified risks (including both low probability and high impact risks) and the controls around those risks.

Our Audit Committee currently consists of Mr. Connor, Ms. Richardson and Ms. Rottenberg, each of whom is a non-employee director who meets the applicable requirements for financial literacy. Our Board has determined that Mr. Connor qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. In addition, our Board has determined that each of Mr. Connor, Ms. Richardson and Ms. Rottenberg meets the definition of an independent director for purposes of serving on an audit committee under Rule 10A-3 and the NYSE rules.

Compensation Committee

Our Compensation Committee has the following responsibilities, among other things, as set forth in its written charter:

●	reviewing and evaluating the Company’s long-term strategy of employee compensation and assessing risks related to our compensation policies and programs;

●	considering and assessing the results of our most recent vote by stockholders on executive compensation and overseeing our engagement efforts with shareholders on the subject of executive compensation;

●	reviewing and approving goals and objectives relevant to the compensation of our Chief Executive Officer;

●	evaluating the performance of our Chief Executive Officer in light of such compensation goals and objectives and determining the compensation of our Chief Executive Officer;

●	reviewing and approving the compensation of our other executive officers;

●	reviewing and approving any severance, non-competition and non-solicitation arrangements to be made with any of our executive officers;

●	reviewing, and either approving or endorsing for the board’s approval, the design of and changes to our compensation and benefit plans;

●	preparing the Compensation Committee report required to be included in our annual proxy statement;

●	reviewing and making recommendations to the board with respect to the compensation of our non-employee directors; and

●	at least annually, assessing whether the work of any compensation consultants involved in determining or recommending executive or director compensation has raised any conflict of interest that is required to be disclosed in our annual report or proxy statement.

Our Compensation Committee currently consists of Mr. Choe, Mr. Gips and Ms. Rottenberg. Our Board has determined that each of Mr. Choe, Mr. Gips and Ms. Rottenberg is a non-employee director as defined in Rule 16b-3 of the Exchange Act, an outside director as defined in Section 162(m) of the Internal Revenue Code and meets the definition of an independent director for purposes of serving on a compensation committee under the NYSE rules.

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Nominating and Governance Committee

Our Nominating and Governance Committee has the following responsibilities, among other things, as set forth in its written charter:

●	evaluating the appropriate size, structure, composition and functioning of the board and evaluating proposed changes to the criteria for board membership;

●	evaluating the independence of existing and prospective directors;

●	identifying and evaluating individuals qualified to become board members or to be re-nominated as board members;

●	recommending qualified candidates for election to the board or re-election at each annual stockholder’s meeting;

●	recommending candidates to be elected by the board as necessary to fill vacancies and newly created directorships;

●	recommending committee members and chairpersons to the board for appointment;

●	evaluating and assessing the performance of the board, the members of the board and the board’s committees;

●	periodically reviewing the board’s leadership structure and recommending changes to the board as appropriate, including recommendations to the independent directors regarding the appointment of a lead independent director;

●	periodically reviewing and assessing the channels through which the board receives information;

●	developing appropriate board orientation and training programs for new board members as well as continuing education requirements for existing board members;

●	developing and annually assessing corporate governance guidelines and a code of ethics for employees and board members;

●	in consultation with the CEO, annually reviewing and recommending to the board for approval changes to a capital management policy;

●	making an annual report to the board on succession planning;

●	reviewing and recommending to the board for approval changes to, or additions of, officers of the Company; and

●	considering questions of conflicts of interest of board members and executive officers.

Our Nominating and Governance Committee consists of Mr. Canfield, Mr. Gips and Mr. Choe. Our Board has determined that each of Mr. Canfield, Mr. Gips and Mr. Choe is a non-employee director and meets the definition of an independent director under the NYSE rules.

Code of Ethics

We have adopted a written code of ethics applicable to our directors, officers and employees, including our principal executive officer and senior financial officers, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002 and the rules of the SEC. In the event that we make any changes to, or provide any waivers from, the provisions of our code of conduct applicable to our principal executive officer and senior financial officers, we intend to disclose such events on our website or in a report on Form 8-K within four business days of such event. A copy of our code of ethics is available by clicking on “Corporate Governance” in the Investors section of our website, www.zayo.com.

Board Leadership Structure

With respect to the roles of Chairman of the Board and Chief Executive Officer, our corporate governance guidelines provide that the roles may be separated or combined, and our Board exercises its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Our Board believes that the combination or separation of these positions should continue to be considered as part of our succession planning process. Mr. Caruso currently serves as both Chief Executive Officer and Chairman of the Board, which enables him to act as the key link between our Board and the other members of management. Our Board believes that his service in both roles is currently in the best interest of our Company and our stockholders, as it provides strong unified leadership for our Company.

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Our corporate governance guidelines provide that if the Chairman of the Board is a member of management, or if no Chairman of the Board has been elected, the Board may designate any independent director as the Lead Director. The Lead Director is, among other things, responsible for coordinating and presiding over any required executive sessions and will be consulted in the determination of the frequency, place, time and length of regular meetings of the Board. The Board has appointed Mr. Canfield as Lead Director. The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion.

Our corporate governance guidelines further provide the flexibility for our Board to modify our leadership structure in the future as appropriate. We believe that our Company, like many United States companies, is well served by this flexible leadership structure.

Risk Oversight

Our Board is responsible for overseeing our risk management process. Our Board focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

While the Board has primary responsibility for oversight of our risk management, the Board’s standing committees support the Board by regularly addressing various risks in their respective areas of oversight. Specifically, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with public reporting requirements. The Compensation Committee assists the Board in fulfilling its risk management oversight responsibilities with respect to risks arising from compensation policies and programs. The Nominating and Governance Committee assists the Board in fulfilling its risk management oversight responsibilities with respect to risks related to corporate governance matters.

The Board, led by the Nominating and Governance Committee, conducts an annual self-evaluation of the Board and its members to determine whether it and its committees are functioning effectively. This process includes an annual self-evaluation by each Board committee.

Selection of Board Nominees

The Nominating and Governance Committee will consider candidates for Board membership suggested by its members and other Board members, as well as management and stockholders, and uses the same criteria to evaluate all candidates. The Committee has established a procedure for submission of suggestions by stockholders and will consider candidates recommended in writing, including the candidate’s full name, biographical information, qualifications for Board membership and personal references. All submissions should include verification of the stockholder status of the person submitting the recommendation and be sent to the Corporate Secretary at Zayo Group Holdings, Inc., 1805 29th Street, Suite 2050, Boulder, CO 80301.

In accordance with the Stockholders Agreement, investment funds affiliated with GTCR have the right to nominate one independent director for consideration by the Nominating and Governance Committee when the current term of their designee, Mr. Canfield, expires. If the Nominating and Governance Committee determines in good faith that a designee is not a suitable candidate then it may reject the designee, and GTCR shall have the right to nominate an alternative individual for consideration, such process to continue until a suitable candidate is designated. GTCR shall retain these board nomination rights until its ownership of Company shares falls below 50% of the amount it owned immediately prior to the Company’s initial public offering.

Candidates for nomination to our Board are selected by the Board based on the recommendation of the Nominating and Governance Committee in accordance with the Committee’s charter, our Certificate of Incorporation and Bylaws, our Corporate Governance Guidelines, the Stockholders Agreement and the director qualifications considerations set forth below. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the Nominating and Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Ms. Morris was identified by our Chairman through industry and community contacts.

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Director Qualifications

The Nominating and Governance Committee of the Board is responsible for evaluating and then reviewing with the Board from time to time the appropriate qualifications, expertise and characteristics required of Board members. This assessment includes an evaluation of diversity, experience and skills, including the individual’s understanding of telecommunications, infrastructure, corporate finance, accounting, internal controls, technology, sales and marketing and strategic business planning. Other considerations include:

●	the independence, judgment, strength of character, reputation in the business community, ethics and integrity of the individual;

●	the business or other relevant experience, skills and knowledge that the individual may have that will enable him or her to provide effective oversight of the Company’s business;

●	the fit of the individual’s skillset and personality with those of the other Board members so as to build a Board that works together effectively and constructively;

●	the individual’s ability to devote sufficient time to carry out his or her responsibilities as a director in light of his or her occupation and the number of boards of directors of on which he or she serves; and

●	diversity in respect of gender, ethnicity, geography, industry, function, personality type and age that the individual contributes to the Board in light of the current composition of the Board.

The brief biographical description of each director set forth in Proposal 1 above includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board at this time.

Stockholder or Other Interested Party Communications

Stockholders or other parties interested in communicating directly with the Board, or specified individual directors or the non-management or independent directors as a group, may do so by writing the Corporate Secretary at Zayo Group Holdings, Inc., 1805 29th Street, Suite 2050, Boulder, CO 80301. The Secretary will review all such correspondence and will regularly forward to the Board or the specified individual director or group of directors copies of all such correspondence that, in the opinion of the Secretary, relates to the functions of the Board or its committees or that the Secretary otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Stock Ownership Guidelines

Our Board believes that Company directors and executive officers should have a meaningful ownership stake in the Company to align the financial interests of executives, directors and shareholders, to foster a long-term management orientation and promote sound corporate governance. Therefore, the Board has adopted stock ownership guidelines that apply to our non-employee directors and our executive officers. Under these guidelines, our executive officers are required to own shares of our common stock equal in value to multiples of their base salaries as follows: Chief Executive Officer—8x; Chief Financial Officer—5x; other executive officers—3x. Our non-employee directors are required to own shares of our common stock equal in value to five times the annual retainer for Board service (assuming each director elected to receive the annual retainer in cash, after taxes, and excluding committee fees or fees for service as Lead Director). Non-employee directors who do not receive compensation for their service on our Board are exempt from our stock ownership guidelines.

Executive officers and non-employee directors (collectively, “Participants”) must meet their applicable stock ownership targets within five years of becoming subject to the guidelines. Until a Participant achieves the required level of ownership, he or she is required to retain at least 50% of the net shares received as a result of the vesting of equity grants. Net shares are those that remain after shares are netted to pay any applicable tax withholdings. Furthermore, after reaching the applicable stock ownership target, our executive officers are required to retain at least 50% of the net shares received as a result of the vesting of equity grants for a period of one year from the date of vesting. Shares of common stock owned outright or underlying time-vesting equity grants are counted for purposes of these guidelines.

Compliance with stock ownership guidelines is monitored by the Nominating & Governance Committee, which is required to make an annual report regarding compliance to the full Board.

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Director Attendance

During Fiscal 2016, the Board held six meetings, the Audit Committee held four meetings, the Compensation Committee held four meetings, and the Nominating and Governance Committee held four meetings. Each director attended at least 75% of the meetings of the Board and the committees of the Board on which such director served (during the period that such director served on our Board and any committee).

We expect all members of the Board to attend our annual meetings of stockholders absent unusual circumstances.

EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of our executive officers as of September 14, 2016. Additional biographical information for each individual is provided in the text following the table. For information regarding Mr. Caruso, please refer to Proposal 1 above titled “Election of Directors.”

Name	Age	Position
Ken desGarennes	45	Chief Financial Officer
Chris Morley	42	President & Chief Operating Officer
Jack Waters	51	Chief Technology Officer & President of Network Solutions

Ken desGarennes has served as our Chief Financial Officer and Vice President since October 2007. From November 2003 to October 2007, Mr. desGarennes served as Chief Financial Officer for Wire One Communications, Inc. (“Wire One”). Prior to joining Wire One, Mr. desGarennes was a Senior Director at The Gores Group, LLC, a technology-focused private equity firm. Mr. desGarennes started his career as a commercial banking officer with First Union Bank before moving to Accenture plc, where he worked for six years in a corporate development role. Mr. desGarennes received his B.S. in finance from the University of Maryland in College Park.

Chris Morley has served as our President and Chief Operating Officer since August 2016. From November 2015 to August 2016, Mr. Morley served as President and co-Chief Operating Officer, leading the Company’s Strategic Business Segments operating unit. From May 2015 to November 2015, he served as Chief Operating Officer of the Zayo Cloud and Connectivity business segment and as the President of that segment since February 2015. He previously served as President, Sales and Marketing from April 2014; President of Waves and SONET from December 2013; President of IP, Colocation, and Ethernet from May 2012 and the Network Control Center from June 2013; President of zColo from December 2010; and Chief Financial Officer and Head of Product Management for the Zayo Bandwidth business unit since joining the Company in 2009. From 2008 until joining the Company in 2009, Mr. Morley acted as an independent consultant advising operating companies and private equity investors on strategy, merger and acquisition due diligence, execution, and operational improvements. During 2006 and 2007, Mr. Morley served as part of the management team for One Communications Corporation, serving as Chief Integration Officer and the Executive Vice President of Operations and Networks. From 1999 to 2006, Mr. Morley served as part of the management team for Conversent Communications, LLC, serving as Executive Vice President of Operations and Engineering. Mr. Morley received his B.S. in Finance from the University of Denver.

Jack Waters joined the Company in August 2016 as Chief Technology Officer and President of Network Solutions. In this role, he oversees global technology and network strategy and execution. Prior to joining the Company, he was Chief Technology Officer at Level 3 Communications, a multinational telecommunications and internet service provider company, from January 2008 to August 2016. He joined Level 3 in 1997 and held numerous leadership roles within that company. Before joining Level 3, Mr. Waters served as an executive staff member for MCI Communications, Inc. with responsibility for network architecture, design and implementation. He was an original member of the team responsible for InternetMCI, the company’s initial Internet service. Prior to MCI, Mr. Waters served as director of engineering and operations for SURAnet, the Southeastern University Research and Academic Network. Mr. Waters serves on the FCC’s Technical Advisory Council and the board of directors for the Colorado Technology Association. He holds a B.S. in Electrical Engineering from West Virginia University and an M.S. in Electrical Engineering from Johns Hopkins University.

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COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the material elements of compensation for our named executive officers for Fiscal 2016. When we refer to “named executive” or “named executive officer” in this section, we mean the four executives listed in the Summary Compensation Table below.

Effective August 1, 2016, Matt Erickson resigned as our co-Chief Operating Officer. As he was a named executive officer of the Company for all of Fiscal 2016, his compensation for Fiscal 2016 is included in this Compensation Discussion and Analysis.

Compensation Objectives

The Company has developed a talent philosophy statement that guides our compensation objectives and practices. The talent philosophy articulates the characteristics of employees that we seek to attract and retain in our quest to achieve our mission; it also captures the culture that we seek to foster in support of our mission.

Talent Philosophy. The Company seeks to be the employer of choice for highly skilled, entrepreneurial employees who are integral to being the premier provider of bandwidth infrastructure services. Specifically, the Company targets employees that:

●	are top quartile talent, which is essential to be the premier provider;

●	are entrepreneurial, to foster an innovative environment and thought leadership, and an organization that thrives on change;

●	are customer oriented, to seek out simple and innovative ways to enamor our customers;

●	are technically adept, to ensure operational, network engineering and software development strength;

●	are interested in professional development, so we can develop future leadership and innovation;

●	are financially astute, given our over-riding equity IRR guiding principle and financially-oriented culture;

●	value equity ownership, as we want employees who are motivated by participating in value creation for our stakeholders; and

●	are highly diverse, as a diverse workforce is more effective and fosters a healthier work environment.

The objective of our compensation program is to enable us to attract and retain employees consistent with our talent philosophy, while rewarding and incentivizing our employees to achieve the Company’s mission. The first component of our compensation objectives is aggregate compensation levels that map to top quartile levels relative to those companies with which we compete for employees in order to obtain top quartile talent. The second component of our compensation objectives is the mix of current (cash) compensation and long-term compensation (equity), which is weighted towards long-term compensation in order to align interests of employees with those of investors. The third component of our compensation objectives is a focus on performance reflected in equity compensation that is tied to our equity value growth. Substantially all of our employees have a material portion of their compensation tied to the Company’s performance, and a large portion of the overall compensation of our executives is comprised of long-term compensation.

The Compensation Committee of the Company engaged Frederic Cook, an international compensation consultant, in Fiscal 2014 to help evaluate the elements of executive compensation discussed below and benchmark the levels of compensation for the named executive officers. In performing their benchmarking, Frederic Cook included the following companies in their benchmarking study: Akamai, American Tower, Cablevision, Cogent Communications, Coresite Realty, Crown Castle, Cyrus one, Digital Realty Trust, DuPont Fabros, Echostar, Equinix, F5 Networks, Finistar, Level 3 Communications, Rackspace Hosting, SBA Communications, tw telecom, US Cellular and Vonage. The Compensation Committee did not engage Frederic Cook to update such evaluation in Fiscal 2015 or Fiscal 2016.

The Board and Compensation Committee have established the following procedures with regard to Compensation Committee consultants:

●	the Compensation Committee has the sole authority to retain, obtain the advice of and terminate any compensation consultant, independent legal counsel or other advisor;

●	the Compensation Committee may select such a consultant only after considering the consultant’s independence from the Company and management; and

●	the Committee evaluates the objectivity of the services provided by the consultant each year and determines whether to continue to retain the consultant.

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The Compensation Committee has assessed the independence of Frederic Cook as required by the Compensation Committee’s charter, as referenced above, and concluded that Frederic Cook is independent from the Company and management and that Frederic Cook’s work has not raised any conflicts of interest. The conclusion is based on the Compensation Committee’s procedures and the fact that Frederic Cook’s services are limited to compensation consulting.

Elements of Executive Compensation

The components of compensation for our executives are base salary, quarterly non-equity incentive compensation, equity participation and benefits. In addition, in limited circumstances, the Compensation Committee may exercise its discretion to pay other cash bonuses. Total compensation is targeted in the top quartile for the industry and is based on the executive’s experience, historical performance and demands of the position. Total compensation increases based on the position and increased responsibility. Pursuant to our objective of aligning our executives’ interests with the interests of our equity holders, we create compensation packages that target top quartile industry levels by combining base salaries that are at or below industry levels with non-equity and equity incentives that are at or above industry levels. The percentage of compensation that is “at risk” also increases with position and responsibility. “At risk” compensation includes potential quarterly payouts under our non-equity incentive compensation plan and long-term incentive awards. Executives with greater roles in, and responsibility for, achieving our performance goals bear a greater proportion of the risk that those goals are not achieved and receive a greater proportion of the rewards if goals are met or surpassed.

Base Salary. We provide our executives with a base salary to provide them with an immediate financial incentive. Base salaries are determined based on (1) a review of salary ranges for similar positions at the peer companies included in the Frederic Cook benchmarking study, (2) the specific experience level of the executive and (3) expected contributions by the executive. Base salaries are generally below our peer companies. Base salaries are approved by the Board’s Compensation Committee and are based on the recommendation of our CEO, Mr. Caruso. Base salaries may be reviewed and adjusted from time to time based on individual merit, promotions or other changes in job responsibilities. There are no scheduled reviews or automatic increases in base salary.

During Fiscal 2016, the base salaries for our named executive officers were unchanged from Fiscal 2015.

Non-Equity Incentive Compensation Plan. We also have a quarterly non-equity incentive compensation plan in which most of our full-time, non-sales employees, including our executives, participate. Similar to base salaries, this plan provides our executives with potential cash payments that act as an incentive for current performance, while also encouraging behavior that is consistent with our long-term goals.

We make non-equity incentive compensation plan payments to participating executives if quarterly financial performance targets and certain qualitative business unit and corporate objectives are met. The financial targets and business unit and corporate objectives are recommended by the CEO (who has historically not participated in the non-equity incentive compensation plan) and are approved by the Compensation Committee. Our CEO recommends to the Compensation Committee the quarterly payouts under this plan, from 25% to 200% of target payout, based on the achievement of the financial performance targets and his assessment of business unit and corporate objectives. The actual financial results may be adjusted up or down to account for certain non-recurring or unusual events, if approved by the Compensation Committee.

In Fiscal 2016, the quantitative performance threshold that formed the primary basis for non-equity incentive compensation plan payments was equity IRR. Equity IRR was calculated on a rolling three quarter basis for the payment for the fiscal quarter ended September 30, 2015, and on a rolling two quarter basis for the payments for the remaining three fiscal quarters of Fiscal 2016. The threshold ranges and associated payout ranges for each quarter in Fiscal 2016 were as follows:

Equity IRR Performance Threshold	Non-Equity Incentive Compensation Plan Payout of Target
Less than 5%	25%
Between 5% - 10%	25% - 50%
Between 10% - 20%	50% - 100%
Between 20% - 30%	100% - 150%
More than 30%	150% - 200%

Actual payouts under the plan are recommended based on our CEO’s evaluation of performance against the quantitative performance thresholds, qualitative business unit and qualitative corporate objectives and are approved by our Compensation Committee.

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The table below shows the total target payouts and actual payouts under the non-equity incentive compensation plan for Fiscal 2016 for our named executive officers.

Name	Plan Target Payout	Plan Actual Payout
Dan Caruso	$—	$—
Ken desGarennes	$300,000	$172,500
Chris Morley	$110,000	$48,125
Matt Erickson	$115,000	$68,713

Upon reevaluating the current ratio of base salary, non-equity incentive compensation and equity compensation of our named executive officers, we may increase their non-equity incentive compensation plan targets in connection with any increase in their base salaries with the approval of the Compensation Committee.

During Fiscal 2016, the non-equity incentive compensation annual targets for our named executive officers were unchanged from Fiscal 2015.

Our CEO, Mr. Caruso, does not earn a quarterly payment under the non-equity incentive compensation plan. The Compensation Committee and CEO made the decision that the CEO would not participate in the non-equity incentive compensation plan so that his total compensation is composed primarily of equity.

In the first quarter of Fiscal 2016, measured equity IRR was 14% indicating a non-equity incentive compensation plan payout of 50% to 100% of target. Actual payouts for the first quarter of Fiscal 2016 by named executive officer were as follows.

Named Executive Officer	Non-Equity Incentive Compensation Plan Payout of Target
Dan Caruso	0%
Ken desGarennes	72%
Chris Morley	72%
Matt Erickson	72%

Actual payouts for each named executive officer were within the range indicated by the fiscal year 2016 payout table corresponding to the equity IRR performance threshold.

In the second quarter of Fiscal 2016, measured equity IRR was 11% indicating a non-equity incentive compensation plan payout of 50% to 100% of target. Actual payouts for the second quarter of Fiscal 2016 by named executive officer were as follows.

Named Executive Officer	Non-Equity Incentive Compensation Plan Payout of Target
Dan Caruso	0%
Ken desGarennes	57%
Chris Morley	57%
Matt Erickson	57%

Actual payouts for each named executive officer were within the range indicated by the fiscal year 2016 payout table corresponding to the equity IRR performance threshold.

In the third quarter of Fiscal 2016, measured equity IRR was 12% indicating a non-equity incentive compensation plan payout of 50% to 100% of target. Actual payouts for the third quarter of Fiscal 2016 by named executive officer were as follows.

Named Executive Officer	Non-Equity Incentive Compensation Plan Payout of Target
Dan Caruso	0%
Ken desGarennes	35%
Chris Morley	35%
Matt Erickson	35%

While a 12% measured equity IRR indicated a payout of 50% to 100% of target, actual payouts were 35% for Mr. desGarennes, Mr. Morley and Mr. Erickson. The reduction from the indicated payout was proposed by the named executive officers and approved by the Compensation Committee in order to issue additional equity for top performers and individual contributors.

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In the fourth quarter of Fiscal 2016, measured equity IRR was 20% indicating a non-equity incentive compensation plan payout of 50% to 100% of target. Actual payouts for the fourth quarter of Fiscal 2016 by named executive officer were as follows.

Named Executive Officer	Non-Equity Incentive Compensation Plan Payout of Target
Dan Caruso	0%
Ken desGarennes	100%
Chris Morley	100%
Matt Erickson	100%

Actual payouts for each named executive officer were within the range indicated by the fiscal year 2016 payout table corresponding to the equity IRR performance threshold.

Equity

A significant percentage of total compensation for our executives consists of long-term incentive compensation in the form of equity. We believe equity ownership encourages executives to behave like owners and provides a clear link between the interest of executives and those of stockholders. In support of our compensation objectives, the value of equity compensation is generally above what management estimates to be the industry median, so that when combined with below or at median salaries and non-equity incentive compensation, they create total compensation in the top quartile of our industry generally.

Equity Compensation Prior to our Initial Public Offering. Certain employees, including our executives, were granted common and preferred units in CII, our indirect parent company, prior to the initial public offering in October 2014. These units received a non-liquidating distribution of shares of the Company’s common stock upon our initial public offering. No new CII units were granted to employees, including the named executive officers, during Fiscal 2016. CII units granted prior to Fiscal 2016 continue to vest in accordance with their terms.

Equity Compensation Following our Initial Public Offering. Following our initial public offering in October 2014, we implemented the Performance Compensation Incentive Program (“PCIP”), in which most of our full-time employees, including our executives, participate. There are two different programs under the PCIP in which our executives participate, referred to as Part A and Part B. Each of the two parts is performance-based and provides for the grant of RSUs representing the right to receive shares of our common stock upon satisfaction of applicable vesting and performance criteria. All RSUs earned under the PCIP are granted under the Company’s 2014 Stock Incentive Plan, as amended.

Under Part A of the PCIP, participants, including our executives, are eligible to earn quarterly awards of RSUs. Each participant in Part A of the PCIP has a target annual award value, which, in the case of our executives, is determined by the Compensation Committee. Twenty-five percent of this annual target award value is allocated to each fiscal quarter. Participants are eligible to earn Part A RSUs each quarter having a value (determined at the time of grant) up to 200% of the portion of their quarterly target award value. The actual value of Part A RSUs to be awarded to a participant for any fiscal quarter is determined in the sole discretion of the Compensation Committee, taking into account the Company’s measured equity IRR for the quarter (which is determined in the same manner as described above under the Company’s non-equity incentive compensation program), as well as such other factors that it deems relevant in its sole discretion (including, but not limited to, other Company, group and individual level performance factors). The number of Part A RSUs granted is calculated based on the value divided by the average closing price of the Company’s common stock over the last ten trading days of the measured performance period. Part A RSUs granted to participants, including our executives, vest based upon continued employment through one year after the last day of the quarter in which the Part A RSU grant is made, and at that time will be exchanged for an equal number of shares in the Company’s common stock.

Under Part B of the PCIP, participants, including our executives, are awarded quarterly grants of RSUs as determined by the Compensation Committee in its sole discretion. The target, maximum value, participants and participants’ individual participation percentage of Part B of the PCIP is determined by the Compensation Committee in advance of the measurement period. The target annual stock price performance is 20%. The actual Part B RSUs granted at the beginning of the measurement period is based upon the target value divided by the average closing price of the Company’s common stock over the last ten trading days of the quarter preceding the measurement period (or the initial public offering price in the case of the first grant) plus the targeted 20% annual common stock price appreciation. Part B RSUs vest, if at all, based upon (i) company stock price performance over a performance period of one year with the starting price being the average closing price over the last ten trading days of the quarter immediately prior to the grant (or the offering price in the case of the first grant) and the average closing price over the last ten trading days of the measurement period and (ii) continued employment through one year after the last day of the quarter preceding the grant date of the Part B RSU. The actual Part B value delivered is based on the following table:

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	Payout % at Top End of Range by Quarter Immediately Preceding the Grant Date
Stock Price Performance	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016
31-40%	610%	600%	600%	600%
21-30%	320%	325%	325%	325%
11-20%	100%	100%	100%	100%
6-10%	0%	0%	0%	0%
0-5%	0%	0%	0%	0%

Upon vesting, RSUs convert to shares of the Company’s common stock based on the above payout percentages, which may be downward adjusted to account for the implied stock price appreciation. In the event that stock price performance exceeds 40%, the percentage is adjusted further downward in order to maintain the maximum payout percentage inclusive of that greater than 40% stock price appreciation.

The table below shows the number of Part A RSUs and Part B RSUs granted to each named executive officer in Fiscal 2016.

Named Executive Officer / Equity Class	# of RSU’s
Dan Caruso
Part A	178,877
Part B	285,186
Ken desGarennes
Part A	31,917
Part B	223,347
Chris Morley
Part A	41,038
Part B	223,347
Matt Erickson
Part A	27,924
Part B	223,347

The Part A RSUs will convert to shares of the Company’s common stock on a one-for-one basis upon vesting, which will follow the Part A RSU vesting schedule described above. Mr. Caruso’s Part B RSU grants in Fiscal 2016 reflect an approximately 25% average participation percentage in the quarterly Part B program, as determined by the Compensation Committee and reflecting the Company’s objective of aligning the interests of our executives with investors.

In Fiscal 2016, based on the determination of the Compensation Committee, Mr. desGarennes, Mr. Morley and Mr. Erickson were each granted Part A RSUs that reflected the same payout percentage of target by quarter as their non-equity incentive compensation plan for three of the four quarters aside from December 2015. For December 2015, an additional 25% of target Part A RSUs were awarded to each of the executive officers to recognize the success and value creation of the Allstream acquisition. Similarly, each of Mr. desGarennes, Mr. Morley and Mr. Erickson received a Part B RSU grant in Fiscal 2015 that reflected a 19.3% average participation percentage in the quarterly Part B program, as determined by our Compensation Committee and reflecting the Company’s objective of aligning the interests of our executives with investors.

The Part B RSU awards were calculated based on an average closing price of our common stock for the last ten trading days of the quarters ended June 30, 2015, September 30, 2015, December 31, 2015 and March 31, 2016 of $27.66, $26.62, $26.37 and $24.25, respectively.

Benefits. We offer our executives the same health and welfare benefit and disability plans that we offer to all of our employees. These benefits are consistent with industry norms and, combined with the other elements of executive compensation, are necessary to be competitive with peers in attracting and retaining talent.

Determination of Executive Compensation. Our CEO, Mr. Caruso, makes recommendations to the Compensation Committee regarding the total compensation of each executive (excluding himself), including base salary, non-equity incentive compensation and equity participation as well as the financial targets, business unit and corporate objectives which determine non-equity incentive compensation payouts. The Compensation Committee considers the CEO’s recommendations in consultation with the full Board, and makes all final decisions for the total amount of compensation and each element of compensation for our executives, including Mr. Caruso.

Mr. Caruso and the Compensation Committee use their general knowledge of the compensation practices of other similar telecommunications companies and the information provided by the Compensation Committee’s consultant, Frederic Cook, in the formulation of their recommendations and decisions. The day-to-day design and administration of savings, health, welfare and paid time-off plans and policies applicable to our employees in general, including our executives, are handled by company management.

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Change of Control and Accelerated Vesting. Under the respective Employee Equity Agreements for Messrs. desGarennes, Morley and Erickson, each of their unvested CII units will immediately vest five months after the consummation of a sale of CII, provided that the relevant employee has remained continuously employed from the date of the relevant Employee Equity Agreement through the date of such sale and does not voluntarily terminate his employment prior to the expiration of such five months, and (i) all of the consideration paid in respect of such sale consists of cash or certain marketable securities or (ii) in the event that the consideration consists of other than cash or such securities, the board of directors of CII determines that such sale does not constitute a management control acquisition. For purposes of such Employee Equity Agreement, a “sale” of CII means any of (a) a merger or consolidation of CII or its subsidiaries into or with any other person or persons, or a transfer of units in a single transaction or a series of transactions, in which in any case the members of CII or the members of its subsidiaries immediately prior to such merger, consolidation, sale, exchange, conveyance or other disposition or first of such series of transactions possess less than a majority of the voting power of CII’s or its subsidiaries’ or any successor entity’s issued and outstanding capital securities immediately after such transaction or series of such transactions; or (b) a single transaction or series of transactions, pursuant to which a person or persons who are not direct or indirect wholly-owned subsidiaries of CII acquire all, or substantially all, of CII’s or its subsidiaries’ assets determined on a consolidated basis, in each case, other than (i) the issuance of additional capital securities in a public offering or private offering for the account of CII or (ii) a foreclosure or similar transfer of equity occurring in connection with a creditor exercising remedies upon the default of any indebtedness of CII. Further, for purposes of such Employee Equity Agreement, “management control acquisition” is defined as a sale of CII with respect to which (i) immediately prior to such sale of CII, Dan Caruso is serving CII as chief executive officer and (ii) after giving effect to the consummation of the sale of CII, Dan Caruso is the chief executive officer of the combined company resulting from such sale of CII.

Under our 2014 Stock Incentive Plan, as amended, if a “change of control” of the Company occurs as defined in such 2014 Stock Incentive Plan, the Compensation Committee must provide for the treatment of any unvested RSU awards pursuant to one or a combination of the following methods: (a) cancellation and cash settlement of all such awards; (b) accelerated vesting of all such awards, based on the greater of performance through a date determined by the Compensation Committee or target performance, if applicable; and (c) assumption or continuation of all such awards by the successor company, provided that the vesting of such awards will be accelerated if the grantee is terminated without cause within 18 months after such change in control.

Employment Agreement. Dan Caruso is a founder of the Company and its subsidiaries and owns a substantial amount of equity of the Company. Mr. Caruso currently acts as our Chief Executive Officer and Chairman of the Board. Mr. Caruso is party to an employment agreement effective February 15, 2014. Under the terms of that employment agreement, Mr. Caruso reports directly to the Boards of Managers of CII and Zayo Group, LLC (“ZGL”) for a term expiring July 2, 2017, unless earlier terminated under the terms thereof. Mr. Caruso initially received a base salary of $400,000 per annum, subject to annual renegotiation. As part of the renegotiation of Mr. Caruso’s salary in connection with our initial public offering, during Fiscal 2015, Mr. Caruso’s annual salary was reduced from $400,000 to $17,500 in exchange for a one-time equity grant. Mr. Caruso’s base salary remained unchanged during Fiscal 2016. Mr. Caruso is also eligible to participate in benefit plans generally available to our senior executive officers.

The employment agreement may be terminated by Mr. Caruso, CII or us for any or no reason at any time subject to certain conditions. If Mr. Caruso resigns for Good Reason or is terminated without Cause (as such terms are defined in the employment agreement), or upon his death, he will be entitled to receive his base salary through the termination date and any accrued benefits, and all of his unvested common units will immediately be deemed fully vested as of the termination date. Mr. Caruso is restricted from participating in a competing business and soliciting our current customers or hiring our existing employees or contractors through July 2, 2017, except that these restrictions will not apply to Mr. Caruso in the event of a Company sale, his termination without Cause or his voluntary resignation with Good Reason or in certain other circumstances set forth in the employment agreement.

The employment agreement also confirmed that Mr. Caruso’s previously issued equity compensation awards of common units and preferred units in CII fully vested as of February 15, 2014, except with respect to certain unvested common units that vest as provided in Schedule A to the employment agreement. In accordance with Schedule A, Mr. Caruso’s unvested common units vest one-third on the first anniversary of the grant date and thereafter one-thirty sixth of the total number of units in the grant will vest each month until fully vested on the third anniversary of the grant date. We have the right to repurchase vested units held by Mr. Caruso at fair market value upon a breach by Mr. Caruso of any term of his employment agreement or certain other agreements with us. Mr. Caruso is also eligible to participate in our non-equity incentive programs for executive officers but did not participate in Fiscal 2016 and is not expected to participate in future periods.

We do not maintain any employment agreements with any of our other named executive officers.

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Summary Compensation Table

The following summary compensation table sets forth information concerning the annual and long-term compensation of our named executive officers in Fiscal 2016, Fiscal 2015 and Fiscal 2014.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Dan Caruso	2016	17,500	11,844,408	—	—	11,861,908
Chief Executive Officer	2015	176,875	17,568,622	—	—	17,745,497
	2014	270,317	6,527,487	—	—	6,797,804
Ken desGarennes	2016	240,000	6,823,981	172,500	—	7,236,481
Chief Financial Officer	2015	240,000	9,354,628	197,685	—	9,792,313
	2014	240,000	1,854,872	120,000	—	2,214,872
Chris Morley	2016	220,000	6,990,169	48,125	—	7,258,294
President & co-Chief Operating Officer	2015	220,000	9,436,399	75,625	—	9,732,024
	2014	215,000	569,075	112,109	—	896,184
Matt Erickson	2016	230,000	7,021,294	68,713	—	7,320,006
President & co-Chief Operating Officer	2015	230,000	9,528,960	101,553	—	9,860,513
	2014	222,500	966,459	122,227	—	1,311,185

(1)	Stock awards reported include both the grant date value of the Part A RSU awards and Part B RSU awards, in each case calculated in accordance with financial accounting standards. For the Part B RSU awards, the values reported in the table are based on the target award based on fair value on the grant date. The grant date fair values of the Part B RSU awards, assuming maximum performance, are: Mr. Caruso—$36,380,931 , Mr. desGarennes—$28,494,182, Mr. Morley—$28,494,182, Mr. Erickson—$28,494,182. Amounts shown reflect the fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification 718-10-10, for Fiscal 2016, Fiscal 2015 and Fiscal 2014. Assumptions used to determine these values can be found in Note 14—Fair Value Measurements of our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 (for Fiscal 2016), June 30, 2015 (for Fiscal 2015) and in our final prospectus filed on October 17, 2014 in connection with our initial public offering (for Fiscal 2014).

(2)	Comprises compensation earned in the respective year under our quarterly non-equity incentive plan, which we describe under “—Compensation Discussion and Analysis—Elements of Executive Compensation—Non-Equity Incentive Compensation Plan.”

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Grants of Plan Based Awards in Fiscal 2016

The following table provides information about grants of plan-based awards to our named executive officers in Fiscal 2016 and non-equity incentive plan award information for Fiscal 2016:

	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(#)(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock Awards
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	(#)(4)	($)
Dan Caruso
Part A	9/16/15	—	—	—	—	—	—	42,967	1,229,716
Part A	11/12/15	—	—	—	—	—	—	47,473	1,150,271
Part A	2/18/16	—	—	—	—	—	—	48,260	1,148,588
Part A	5/27/16	—	—	—	—	—	—	24,033	667,637
Part B	7/14/15	—	—	—	7,078	65,476	342,346	—	1,167,437
Part B	10/6/15	—	—	—	7,355	68,038	349,910	—	1,718,640
Part B	1/20/16	—	—	—	7,757	71,756	369,031	—	1,802,511
Part B	4/12/16	—	—	—	8,640	79,916	410,997	—	2,959,609
Ken desGarennes
Part A	9/16/15	—	—	—	—	—	—	10,592	303,143
Part A	11/12/15	—	—	—	—	—	—	8,462	205,034
Part A	2/18/16	—	—	—	—	—	—	10,007	238,167
Part A	5/27/16	—	—	—	—	—	—	3,811	105,870
Part B	7/14/15	—	—	—	5,604	51,835	271,023	—	924,218
Part B	10/6/15	—	—	—	5,823	53,864	277,015	—	1,360,605
Part B	1/20/16	—	—	—	6,080	56,239	289,229	—	1,412,724
Part B	4/12/16	—	—	—	6,639	61,409	315,818	—	2,274,221
Cash Incentive	N/A	—	300,000	600,000	—	—	—	—	—
Chris Morley
Part A	9/16/15	—	—	—	—	—	—	11,089	317,367
Part A	11/12/15	—	—	—	—	—	—	10,901	264,131
Part A	2/18/16	—	—	—	—	—	—	12,534	298,309
Part A	5/27/16	—	—	—	—	—	—	4,989	138,594
Part B	7/14/15	—	—	—	5,604	51,835	271,023	—	924,218
Part B	10/6/15	—	—	—	5,823	53,864	277,015	—	1,360,605
Part B	1/20/16	—	—	—	6,080	56,239	289,229	—	1,412,724
Part B	4/12/16	—	—	—	6,639	61,409	315,818	—	2,274,221
Cash Incentive	N/A	—	110,000	220,000	—	—	—	—	—
Matt Erickson
Part A	9/16/15	—	—	—	—	—	—	12,609	360,870
Part A	11/12/15	—	—	—	—	—	—	10,715	259,624
Part A	2/18/16	—	—	—	—	—	—	12,320	293,216
Part A	5/27/16	—	—	—	—	—	—	4,889	135,816
Part B	7/14/15	—	—	—	5,604	51,835	271,023	—	924,218
Part B	10/6/15	—	—	—	5,823	53,864	277,015	—	1,360,605
Part B	1/20/16	—	—	—	6,080	56,239	289,229	—	1,412,724
Part B	4/12/16	—	—	—	6,639	61,409	315,818	—	2,274,221
Cash Incentive	N/A	—	110,000	220,000	—	—	—	—	—

(1)	These figures represent the threshold, target and maximum annual cash payout opportunity for each executive under our non-equity incentive compensation plan during Fiscal 2016 (See “—Non-Equity Incentive Compensation Plan” for additional information regarding this plan and the actual payouts for Fiscal 2016).

(2)	These figures represent the threshold, target and maximum number of shares eligible to vest under Part B RSU Awards (See “—Equity Compensation Following our Initial Public Offering” for additional information regarding the Part B RSU awards).

(3)	The awards shown in this column vest, if at all, based upon (i) Company stock price performance over a performance period of one year with the starting price being the average closing price over the last ten trading days of the quarter immediately prior to the grant (or the offering price in the case of the first grant) and the ending price being the average closing price over the last ten trading days of the measurement period and (ii) continued employment through one year after the last day of the quarter preceding the grant date of the Part B RSU.

(4)	These figures represent Part A RSUs. The awards shown in this column vest based upon continued employment through one year after the last day of the quarter in which the Part A RSU grant is made, and at that time will be exchanged for an equal number of shares in the Company’s common stock.

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Outstanding Equity Awards at 2016 Fiscal Year End

The table below lists the number and value of shares of Zayo common stock distributed in respect of CII units and Zayo RSU awards that have not vested at the end of Fiscal 2016:

Name	Grant Date	Number of Shares or Units of Stock that have not Vested (#)(1)	Market Value of Shares or Units of Stock that have not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(4)
Dan Caruso
Zayo Shares in respect of CII units		103,120	2,880,138
Part A RSUs
	9/16/15	42,967	1,200,068
	11/12/15	47,473	1,325,921
	2/18/16	48,260	1,347,902
	5/27/16	24,033	671,242
Part B RSUs
	10/6/15			68,038	1,900,301
	1/20/16			71,756	2,004,145
	4/12/16			79,916	2,232,054
Ken desGarennes
Zayo Shares in respect of CII units		72,156	2,015,317
Part A RSUs
	9/16/15	10,592	295,835
	11/12/15	8,462	236,344
	2/18/16	10,007	279,496
	5/27/16	3,811	106,441
Part B RSUs
	10/6/15			53,864	1,504,422
	1/20/16			56,239	1,570,755
	4/12/16			61,409	1,715,153
Chris Morley
Zayo Shares in respect of CII units		20,911	584,053
Part A RSUs
	9/16/15	11,089	309,716
	11/12/15	10,901	304,465
	2/18/16	12,534	350,075
	5/27/16	4,989	139,343
Part B RSUs
	10/6/15			53,864	1,504,422
	1/20/16			56,239	1,570,755
	4/12/16			61,409	1,715,153
Matt Erickson
Zayo Shares in respect of CII units		31,432	877,901
Part A RSUs
	9/16/15	12,609	352,169
	11/12/15	10,715	299,270
	2/18/16	12,320	344,098
	5/27/16	4,889	136,550
Part B RSUs
	10/6/15			53,864	1,504,422
	1/20/16			56,239	1,570,755
	4/12/16			61,409	1,715,153

(1)	Part A RSUs vest based upon continued employment through one year after the last day of the quarter in which the Part A RSU grant is made, and at that time will be exchanged for an equal number of shares in the Company’s common stock.

(2)	Market value is based on the closing stock price at the end of Fiscal 2016.

(3)	Part B RSUs vest, if at all, based upon (i) Company stock price performance over a performance period of four fiscal quarters with the starting price being the average closing price over the last ten trading days of the quarter immediately prior to the grant (or the offering price in the case of the first grant) and the ending price being the average closing price over the last ten trading days of the measurement period and (ii) continued employment through one year after the last day of the quarter preceding the grant date of the Part B RSU.

(4)	Market value is based on the closing stock price at the end of Fiscal 2016, assuming payout at target in respect of the 10/6/2015, 1/20/2016 and 4/12/2016 grants.

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Option Exercises and Stock Vested in 2016

The table below sets forth the numbers of shares of common stock that vested in Fiscal 2016 in respect of CII units and Zayo RSU awards:

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Dan Caruso
Zayo shares in respect of CII units	1,196,568	30,934,257
Part A RSUs	144,737	2,750,003
Part B RSUs	143,914	9,083,965
Ken desGarennes
Zayo shares in respect of CII units	405,885	10,511,261
Part A RSUs	7,195	193,867
Part B RSUs	93,257	5,886,456
Chris Morley
Zayo shares in respect of CII units	102,876	2,665,639
Part A RSUs	9,218	252,645
Part B RSUs	93,257	5,886,456
Matt Erickson
Zayo shares in respect of CII units	146,079	3,791,296
Part A RSUs	11,117	301,703
Part B RSUs	93,257	5,886,456

(1)	For the vested Zayo shares in respect of CII Units, value is based on the closing stock price at each vesting date. Part A and Part B RSUs are valued based on the fair market value at the time of the vesting.

Pension Benefits for Fiscal 2016

We do not maintain a defined benefit pension plan for executives, and there were no pension benefits earned by our executives in Fiscal 2016.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We do not have any nonqualified defined contribution or other nonqualified deferred compensation plans covering our executives.

Potential Payments upon Termination or Change-in-Control

As a general practice, the executives are not entitled to any payments upon termination or change-in-control other than those rights provided in the 2014 Stock Incentive Plan, as amended, and the RSU grant agreements. See “—Change of Control and Accelerated Vesting” above for information regarding vesting of RSUs upon a change of control of the Company. The following table sets forth information about the market value of Company RSUs held by each of the named executive officers, which would have accelerated upon a change in control on the last day of Fiscal Year 2016, and unvested CII units held by Mr. Caruso, which would have vested pursuant to his Employment Agreement upon a termination without cause or for good reason or upon his death:

Name	Market Value of Unvested RSUs as of June 30, 2016 that would vest upon Change in Control ($)(1)	Market Value of Zayo Shares Distributed in respect of Unvested CII Units as of June 30, 2016 that would vest upon resignation for good reason, termination without cause or death(2)
Dan Caruso	10,681,633	2,880,138
Ken desGarennes	5,708,445	—
Chris Morley	5,893,928	—
Matt Erickson	5,922,417	—

(1)	With respect to a change of control of the Company, the table above assumes that equity has not been assumed or continued by an acquiring or surviving company, or that the Compensation Committee has exercised its discretion to accelerate vesting upon the occurrence of a qualified termination following the change of control. See footnote 4 to “—Outstanding Equity Awards at 2015 Fiscal Year End” for information regarding the performance levels used to determine the market value of accelerated Part B RSUs.

(2)	The market value of the unvested CII units is based on the number of shares of Zayo common stock distributable in respect of such units and the closing stock price of our common stock at the end of Fiscal 2016.

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Director Compensation

During Fiscal 2016, our Board was comprised of our Chief Executive Officer, representatives from a subset of our private equity investors, and four outside, non-employee directors. Neither our employee director nor the director representatives of our private equity investors received any compensation for their services on either the Board or Committees of the Board during Fiscal 2016. The following table details the compensation paid to our outside, non-employee directors that served on the Board during Fiscal 2016 and received compensation for their services.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Non-equity Incentive Plan Compensation ($)	All other Compensation ($)	Total ($)
Rick Connor	—	330,775	—	—	330,775
Don Gips	—	295,332	—	—	295,332
Nina Richardson	49,500	161,603	—	—	211,103
Linda Rottenberg	—	346,248	—	—	346,248

(1)	Equity grants are in the form of RSUs with valuation based on the average closing price of our common stock over the last ten trading days of the quarter ended immediately prior to the grant date and vest at the end of each quarter for which the grant was made.

We compensate our non-employee directors, other than Mr. Choe and Mr. Canfield, as follows:

●	an annual fee valued between $240,000 and $280,000, depending on the mix of cash and equity that such director elects to receive as compensation, paid quarterly in advance;

●	an annual fee of $40,000 for Audit Committee members, with the chair receiving $80,000; $30,000 for Compensation Committee members, with the chair receiving $60,000; and $20,000 for Nominating and Governance Committee, with the chair receiving $40,000; and

●	an annual fee of $40,000 to the Lead Director.

We reimburse our non-employee directors for travel, lodging and other reasonable out-of-pocket expenses in connection with the attendance at Board and committee meetings. We also provide liability insurance for our directors and officers.

Compensation Committee Interlocks and Insider Participation

In Fiscal 2016, the members of our Compensation Committee were Mr. Choe, Mr. Gips and Ms. Rottenberg. None of these individuals is an officer or employee, or former officer or employee, of us or any of our subsidiaries. Furthermore, none of our executive officers currently serves or in the past year has served as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Pledging and Hedging of Company Securities

Pursuant to a revised insider trading policy adopted by our Board in August 2016, our directors, officers and all other employees are prohibited from pledging Company stock in order to secure personal loans or other obligations, including holding Company stock in a margin account. Individuals who have Company stock pledged as of the date of the revised policy are allowed until December 31, 2016 to remove the pledged status of the stock. Also pursuant to such revised policy, our directors, officers and all other employees are prohibited from engaging in short sales or other derivative or hedging transactions with respect to the Company securities.

Risk Considerations in Compensation Programs

In Fiscal 2016 we conducted an assessment of our compensation policies and practices for our executives and employees in consultation with our independent compensation consultant, Frederic Cook, and concluded that these policies and practices are not reasonably likely to have a material adverse effect on our Company.

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EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of June 30, 2016 with respect to compensation plans under which shares of our common stock may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)	Weighted-average exercise price of outstanding options, warrants and rights ($)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column of this table (#)(3)
Equity compensation plans approved by security holders	6,192,348	—	7,807,652
Equity compensation plans not approved by security holders	—	—	—
Total	6,192,348	—	7,807,652

(1)	Includes our 2014 Stock Incentive Plan, as amended, and assumes maximum performance is achieved on all outstanding RSUs as of June 30, 2016.

(2)	To date, only RSUs have been issued under our 2014 Stock Incentive Plan, as amended, and such RSUs have no exercise price.

(3)	The number of shares available for future issuance under our 2014 Stock Incentive Plan, as amended (the “2014 Plan”) is based on a formula. Our 2014 Plan provides that, subject to adjustment for certain dilutive or related events, the aggregate maximum number of shares of our common stock that may be issued pursuant to stock awards under the 2014 Plan will initially be 14,000,000 shares of common stock. Commencing with the first business day of each fiscal year following Fiscal 2014 and until the expiration of the 2014 Plan, the number of shares of our common stock available for issuance under the 2014 Plan will be increased by a number such that the total amount available for issuance will be equal to six percent of the number of shares of our common stock outstanding on the last day of the immediately preceding fiscal year of the Company, calculated on a fully diluted basis. Notwithstanding this formula, due to a calculation error, the number of shares of common stock available for issuance under the 2014 Plan was increased by 6,064,624 shares during Fiscal 2016 to equal 14,000,000, not six percent of the number of shares of our common stock outstanding on the last day of the immediately preceding fiscal year. Therefore, the amount shown as of June 30, 2016 is 14,000,000 less the maximum number to be issued as reflected in the first column of the table.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed the Compensation Discussion and Analysis and discussed its contents with Company management. Based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee
Michael Choe, Chairman
Don Gips
Linda Rottenberg

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AUDIT COMMITTEE REPORT

The Audit Committee of the Board has furnished the following report, in accordance with rules established by the SEC, for inclusion in this proxy statement.

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended June 30, 2016, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the Audit Committee reviewed and discussed the internal audit plan for the fiscal year ended June 30, 2016. Furthermore, the Audit Committee reviewed and discussed with the Company’s management and KPMG LLP the evaluation of the Company’s design and functioning of its internal controls over financial reporting. The Audit Committee reviewed with KPMG LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with KPMG LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP their independence. The Audit Committee also considered the compatibility of non-audit services with KPMG LLP’s independence.

The Audit Committee discussed with KPMG LLP the overall scope and plans for their audit. The Audit Committee regularly meets with KPMG LLP, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2016 for filing with the SEC. The Audit Committee and the Board approved the selection of KPMG LLP as the Company’s independent registered public accounting firm for Fiscal 2016 and has approved the retention of KPMG LLP as the principal accounting firm to be used by the Company throughout the fiscal year ending June 30, 2017.

The Audit Committee
Rick Connor, Chairman
Nina Richardson
Linda Rottenberg

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Company’s Common Stock as of September 14, 2016, unless otherwise indicated, by (i) each person known to the Company to be the beneficial owner of more than five percent of our common stock at the time of filing this proxy statement, (ii) each director and director nominee, (iii) each of the named executive officers and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o Zayo Group Holdings, Inc., 1805 29th Street, Suite 2050, Boulder, CO 80301.

We have based our calculation of the percentage of beneficial ownership on 242,652,168 shares of our common stock outstanding as of September 14, 2016. We have deemed shares of our common stock issuable pursuant to RSUs or CII common units that are subject to vesting conditions expected to occur within 60 days of September 14, 2016 to be outstanding and to be beneficially owned by the person holding the RSU or CII common unit, as applicable, for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

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The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
5% stockholders
Columbia Capital(2)(3)	18,671,561	7.7%
GTCR(4)(5)(8)	45,654,305	18.8%
Our directors and nominees
Cathy Morris	—	—
Dan Caruso(6)	10,709,657	4.4%
Don Gips	35,812	*
Linda Rottenberg	27,427	*
Michael Choe(7)	—	—
Nina Richardson	4,706	*
Phil Canfield(8)	—	—
Rick Connor	139,515	*
Our named executive officers
Chris Morley(9)	632,335	*
Ken desGarennes(10)	2,629,383	1.1%
Matt Erickson(11)(12)	820,498	*
All directors and executive officers as a group	14,178,835	5.8%

(*)	Less than one percent.

(1)	Beneficial ownership includes the following shares, which the executive officers and directors could acquire on or within 60 days after September 14, 2016: Mr. Caruso—74,535; Mr. desGarennes—25,432; Mr. Morley—15,293; Mr. Connor—3,079; Ms. Richardson—1,814; Mr. Gips—2,749; Ms. Rottenberg—2,969.

(2)	According to Amendment No. 1 to Schedule 13G filed on February 12, 2016. Represents beneficial ownership as of December 31, 2015.

(3)	Consists of (i) 16,123,989 shares held of record by Columbia Capital Equity Partners IV (QP), L.P. (“CCEP IV (QP)”); (ii) 1,983,854 shares held of record by Columbia Capital Equity Partners IV (QPCO), L.P. (“CCEP IV (QPCO)”); (iii) 122,646 shares held of record by Columbia Capital Employee Investors IV, L.P. (“CCEI IV”); (iv) 237,020 shares held of record by Columbia Capital Equity Partners III (QP), L.P. (“CCEP III (QP)”); (v) 130,160 shares held of record by Columbia Capital Equity Partners III (Cayman), L.P. (“CCEP III (Cayman)”); (vi) 13,094 shares held of record by Columbia Capital Equity Partners III (AI), L.P. (“CCEP III (AI)”); (vii) 58,482 shares held of record by Columbia Capital Investors III, LLC (“CCI III”); and (viii) 2,316 shares held of record by Columbia Capital Employee Investors III, LLC (“CCEI III”) (collectively, the “Columbia Entities”). Columbia Capital Equity Partners IV, L.P. (“CCEP IV”) is the general partner of CCEP IV (QP) and CCEP IV (QPCO). Columbia Capital IV, LLC (“CC IV”) is the general partner of CCEP IV and CCEI IV. CC IV has sole voting and investment power over the shares held directly and indirectly by the entities of which it is the general partner as described above. James B. Fleming, Jr. controls CC IV, and as a result, he exercises voting and investment control over all the shares held by CCEP IV (QP), CCEP IV (QPCO) and CCEI IV. The general partner of CCEP III (Cayman) is Columbia Capital Equity Partners (Cayman) III, Ltd. Columbia Capital Equity Partners III, L.P. (“CCEP III”) is the sole stockholder of Columbia Capital Equity Partners (Cayman) III, Ltd. and is also the managing member of CCI III and CCEI III. CCEP III is also the general partner of CCEP III (QP) and CCEP III (AI). The general partner of CCEP III is Columbia Capital III, LLC (“CCIII”). Mr. Fleming controls CCIII, and as a result, he exercises voting and investment control over all the shares held by CCEP III (QP), CCEP III (AI), CCEP III (Cayman), CCI III and CCEI III. Each of the foregoing entities and Mr. Fleming disclaims beneficial ownership of the shares held of record by the Columbia Entities. The business address of each of the Reporting Persons is 204 S. Union Street, Alexandria, VA 22314.

(4)	According to Schedule 13G filed on February 12, 2015. Represents beneficial ownership as of December 31, 2014.

(5)	Consists of (i) 22,631,364 shares held of record by GTCR Fund X/A LP; (ii) 6,477,715 shares held of record by GTCR Fund X/C LP; (iii) 199,858 shares held of record by GTCR Co-Invest X LP; and (iv) 16,345,368 shares held of record by GTCR Investors (CII) LP (collectively, the “GTCR Shareholders”). GTCR Partners X/A&C LP is the general partner of each of GTCR Fund X/A LP, GTCR Fund X/C LP and GTCR Investors (CII) LP. GTCR Investment X LLC is the general partner of each of GTCR Co-Invest X LP and GTCR Partners X/A&C LP. GTCR Investment X LLC is managed by an eight-member board of managers (the “GTCR Board of Managers”). Each of the foregoing entities and the individual members of the GTCR Board of Managers disclaims beneficial ownership of the shares held of record by the GTCR Shareholders. The business address of each of the Reporting Persons is c/o GTCR Golder Rauner II, LLC, 300 North LaSalle Street, Suite 5600, Chicago, IL 60654.

(6)	Includes 1,322,252 shares held by Bear Equity, LLC, 1,128,269 shares held by Bear Investments, LLLP, 4,500,000 shares held by DPC Papa Bear Enterprises LLC, and 439 shares held by VP Holdings, LLC. Mr. Caruso disclaims beneficial ownership of the shares held of record by VP Holdings, LLC in excess of his pecuniary interest therein.

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(7)	Michael Choe is a Managing Director of Charlesbank and a member of the Investment Committee, which has voting control and investment power over the shares held by the Charlesbank Funds and Coinvest. Mr. Choe disclaims beneficial ownership of the shares held of record by the Charlesbank Funds and Coinvest.

(8)	Phil Canfield is a Principal of GTCR LLC and a member of the GTCR Board of Managers, which has voting control and investment power over the shares held by the GTCR Shareholders. Mr. Canfield disclaims beneficial ownership of the shares held of record by the GTCR Shareholders.

(9)	Includes 136,354 shares held by Mango 2014 Grantor Retained Annuity Trust and 618 shares held by Mango Holdings, LLC.

(10)	Includes 17 shares held by Tablerock Investments, LLC and 418,697 shares held by Tablerock Investments II, LLC. Mr. desGarennes disclaims beneficial ownership of the shares held of record by Tablerock Investments II, LLC in excess of his pecuniary interest therein.

(11)	Effective August 1, 2016, Mr. Erickson resigned and thus his beneficial ownership of the Company’s Common Stock is reported as of August 1, 2016.

(12)	Includes 214,584 shares held by MRE 2014 GRAT and 23,500 shares held by MRE Holdings, LLC.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Services Provided to and by Onvoy, LLC

On June 13, 2014, we spun off Onvoy, LLC (“Onvoy”) to Communications Infrastructure Investments, LLC (“CII”). In May 2016, CII sold Onvoy to GTCR, which beneficially owned 18.8% of our shares of common stock outstanding as of September 14, 2016. We continue to have certain ongoing contractual relationships with Onvoy, whereby we provide Onvoy and its subsidiaries with bandwidth capacity and Onvoy provides us with voice services. The contractual relationships are based on agreements between Onvoy and us entered into at rates that we believe approximate market rates.

We or Onvoy may terminate existing contracts in the future, or we may enter into additional or other contractual arrangements with Onvoy as a result of which our contractual relationship with Onvoy and the payments among us and Onvoy pursuant to such contracts may substantially change.

The following table represents the revenue and expense transactions we recognized with Onvoy for Fiscal 2016:

Year Ended June 30, 2016 (in millions)
Revenues	$6.6
Operating costs	$0.5

Prior to the June 13, 2014 spin-off date of Onvoy, the revenue and operating costs above were eliminated in consolidation. Subsequent to June 13, 2014, transactions with Onvoy are included in the Company’s results of operations.

Services Provided by Arrow Electronics

Director nominee Cathy Morris currently serves as senior vice president and chief strategy officer for Arrow Electronics, Inc. (“Arrow”). During Fiscal 2016, Arrow provided products to us as a vendor in an aggregate amount of less than $1 million. The transactions were entered into at what we believe were market rates.

Executive Aircraft Agreement

Dan Caruso, our Chief Executive Officer and Chairman of our Board, is a party to an aircraft charter (or membership) agreement through his affiliate, Bear Equity LLC, for business and personal travel. Under the terms of the charter agreement, all fees for the use of the aircraft are effectively variable in nature. For his business travel on behalf of the Company, Mr. Caruso is reimbursed for his use of the aircraft subject to quarterly and annual maximum reimbursement thresholds approved by our Nominating and Governance Committee. During Fiscal 2016, we reimbursed Mr. Caruso approximately $0.5 million for his business use of the aircraft.

Purchase of Unsecured Notes

On June 28, 2012, Matt Erickson, the President and COO of Global Sales & Customer Success, purchased $0.6 million in aggregate principal amount of ZGL’s 10.125% senior unsecured notes due 2020 (the “2020 Unsecured Notes”) at the offering price for such notes. Mr. Erickson qualifies as an “accredited investor” (as defined in Rule 501 under the Securities Act), and this purchase was on terms available to other investors. In December 2014, approximately $0.2 million of Mr. Erickson’s notes were redeemed as part of the pro rata redemption of the 2020 Unsecured Notes following our initial public offering, and in May 2016, in connection with the redemption of the remaining outstanding 2020 Unsecured Notes, we redeemed the remaining $0.4 million principal amount of notes held by Mr. Erickson.

Registration Rights Agreement

Pursuant to the terms of a Registration Rights Agreement (the “Registration Rights Agreement”) entered into in connection with the consummation of our initial public offering, certain holders of our common stock, including our directors and certain of our officers, are entitled to demand and piggyback registration rights (the “Eligible Holders”).

Demand Registrations. Under the Registration Rights Agreement, Eligible Holders may require us to use commercially reasonable efforts to file a registration statement, at our expense, to register their shares (a “Demand Registration”). If we are eligible to file a Form S-3, Eligible Holders of at least 10% of the registrable securities or certain individual holders may make unlimited Demand Registration requests. If we are not Form S-3 eligible, certain holders have the right to make up to one or three Demand Registration requests (depending on the holder) for registration of their securities on Form S-1.

Piggyback Rights. If we intend to register securities (other than for registrations demanded under the Registration Rights Agreement and registrations in connection with employee benefit plans, mergers, acquisitions or similar transactions), we must give notice to Eligible Holders at least 30 days prior to such registration. Upon receipt of such notice, each Eligible Holder has 20 days to request that we use commercially reasonable efforts to register a portion of their registrable securities in connection with our intended registration.

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Stockholders Agreement

We have entered into a Stockholders Agreement with certain of our stockholders, including our directors and certain of our officers (the “Participants”). The Stockholders Agreement, as amended on September 17, 2015, restricts the sale or transfer of shares by Participants until October 23, 2016, except in certain circumstances, including a transfer to a Participant’s affiliate, in an underwritten, registered offering pursuant to rights under the Registration Rights Agreement, pursuant to certain permitted block trades or for bona fide hedging purposes. The Agreement provides for the periodic release of the restrictions on specified amounts of our common stock beginning November 15, 2015, until all shares of common stock are released on October 23, 2016. On November 9, 2015, we waived the transfer restrictions contained in the Stockholders Agreement, effective on November 16, 2015.The Stockholders Agreement also grants GTCR with director nomination rights as described in more detail under “Corporate Governance—Board Composition,” above.

Our Policy Regarding Related Party Transactions

Our board of directors has adopted a written policy for approval or ratification of transactions between us and our directors, director nominees, executive officers, beneficial owners of more than 5% of our common stock or the immediate family members of any of the foregoing where the amount involved exceeds or is expected to exceed $120,000 in a single fiscal year, we or any of our subsidiaries is a participant, and the related person has or will have a direct or indirect interest. This policy is administered by our Audit Committee. The policy provides that, in determining whether or not to recommend the initial approval or ratification of a related party transaction, the relevant facts and circumstances available shall be considered, including, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”) requires our officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities (collectively, “Reporting Persons”), to file reports of ownership with the Securities and Exchange Commission. Reporting Persons are required by the Act regulations to furnish us with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such forms received by us during Fiscal 2016, or written representations from certain Reporting Persons that no Forms 5 were required for those persons, the Company believes that its Reporting Persons were in compliance with all applicable filing requirements, except for the following late filings:

●	The Form 4 reporting the sale of Company common stock by Rick Connor filed on May 11, 2016.

●	The Form 4 reporting the sale of Company common stock to cover taxes at vesting by Dan Caruso filed on January 7, 2016.

●	The Form 4 reporting the sale of Company common stock by Mango Holdings, LLC filed on November 20, 2015.

●	The Forms 4 reporting the sale of Company common stock to cover taxes at vesting by Matt Erickson, Dan Caruso, Ken desGarennes and Chris Morley, and the Forms 4 reporting the sale of Company common stock by Bear Equity, LLC and Tablerock Investments II, LLC filed on November 2, 2015.

●	The Forms 4 reporting the grant of RSUs to Matt Erickson, Ken desGarennes, Chris Morley and Dan Caruso filed on September 29, 2015.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our 2017 Annual Meeting of Stockholders must be received by the Company by June 1, 2017 to be considered for inclusion in our proxy statement relating to such meeting. Proposals for inclusion in the proxy statement must comply with the Securities Exchange Act of 1934, including Rule 14a-8.

A stockholder must notify the Company no earlier than the close of business on July 11, 2017 and no later than the close of business on August 10, 2017 of a proposal for the 2017 Annual Meeting which the stockholder intends to present other than by inclusion in our proxy material (including director nominations) and must include with the notification the information required by the Company’s bylaws, in order to be eligible for consideration at the 2017 Annual Meeting. In accordance with the Company’s bylaws, any stockholder entitled to vote for directors at an annual meeting of the Company may nominate persons for election as directors. Any such notice shall also include the information regarding the stockholder making the nomination and the nominee required by the Company’s bylaws.

NO INCORPORATION BY REFERENCE

In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that the Company is referring you to information that has previously been filed with the SEC, and that the information should be considered part of a particular filing. As provided in regulations promulgated by the SEC, the “Audit Committee Report” and the “Compensation Committee Report” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC. In addition, this proxy statement includes the Company’s website address. This website address is intended to provide inactive, textual references only. The information on the Company’s website is not part of this proxy statement.

OTHER MATTERS

Management does not intend to present to the Meeting any matters other than those previously mentioned herein and does not presently know of any matters that will be presented by other parties. If other matters should properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto and in accordance with their best judgment.

GENERAL INFORMATION

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the one-page notice regarding the Internet availability of proxy materials may have been sent to multiple stockholders in your household. You may have a separate copy of this document sent to you by contacting the Corporate Secretary, Zayo Group Holdings, Inc., 1805 29th Street, Suite 2050, Boulder, CO 80301, (303) 381-4683. If you prefer to receive separate copies of the one-page notice regarding the Internet availability of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee holder, or you may contact us at the above address.

Stockholders may obtain without charge a copy of our Annual Report on Form 10-K for the year ended June 30, 2016, including the financial statements and list of exhibits, by writing to the Corporate Secretary at the address stated above or by visiting www.proxyvote.com. Any exhibits listed in our Annual Report on Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibits.

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ZAYO GROUP HOLDINGS, INC. 1805 29TH STREET, SUITE 2050 BOULDER, CO 80301	VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/zayo2016
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E13960-P82851	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ZAYO GROUP HOLDINGS, INC. The Board of Directors recommends you vote FOR all of the following nominees:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		☐	☐	☐
1.	Election of Directors

Nominees:

01) Rick Connor
02) Cathy Morris

The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain

2.	Ratification of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending June 30, 2017.					☐	☐	☐

3.	Approve, on an advisory basis, executive compensation as disclosed in the proxy statement.					☐	☐	☐

NOTE: And to consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and our Annual Report are available at www.proxyvote.com.

E13961-P82851

ZAYO GROUP HOLDINGS, INC.
Annual Meeting of Stockholders
November 8, 2016 7:30 AM MST
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Wendy Cassity and Ken desGarennes, or either of them, as proxies, each with the power to appoint her or his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ZAYO GROUP HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 7:30 AM MST on November 8, 2016, via the Internet at www.virtualshareholdermeeting.com/zayo2016, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side